Exhibit 10(iii).4

AMENDMENT 2002-1

to the

2001 AMENDED AND RESTATED OPERATING PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

Approved March 26, 2002

WHEREAS, on March 6, 2001, the Board of Directors approved the 2001 Amended and Restated Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the “Bonus Plan”);

WHEREAS, Section 7.1 provides that the Bonus Plan may be wholly or partially amended at any time by the Board of Directors;

WHEREAS, Section 2.2 of the Bonus Plan provides the §162(m) Committee of the Board (the “Committee”) with negative discretion as to bonus awards payable to Executive Officers (as defined in the Bonus Plan), excluding the CEO;

WHEREAS, Section 2.1 of the Bonus Plan, which applies to the CEO’s bonus award, inadvertently omitted the explicit reference to the Committee’s ability to exercise negative discretion;

WHEREAS, the Board wishes to amend Section 2.1 of the Bonus Plan to clarify and make explicit the intent to grant to the Committee negative discretion with regard to all Executive Officer bonus awards under the Bonus Plan;

NOW, THEREFORE, BE IT RESOLVED, that Section 2.1 of the Bonus Plan is hereby amended by adding as the third full sentence to Section 2.1 of the Bonus Plan the following:

“At the discretion of the Committee, however, the Committee may reduce the bonus amount payable to the CEO.”

RESOLVED FURTHER, that all other terms of the Bonus Plan remain unchanged and are in full force and effect.